EXHIBIT 10.3

                      EMPLOYMENT AND FEE AGREEMENT BETWEEN
                        TRIANGLE IMAGING GROUP, INC. AND
                      RICHARD P. GREENE, DATED JULY 8, 1997

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                          EMPLOYMENT AND FEE AGREEMENT

         THIS AGREEMENT made this 8th day of July, 1997, by and between TRIANGLE IMAGING GROUP, INC. (hereinafter "CLIENT") with a mailing address of 4400 West Sample Road, Suite 228, Coconut Creek, Florida 33073 and telephone number of
(954)968-2080 and LAW OFFICES OF RICHARD P. GREENE, P.A. (hereinafter
 "ATTORNEY").

         1. CLIENT retains ATTORNEY to represent CLIENT as Attorney at Law regarding Corporate/Securities related matters and authorizes and empowers ATTORNEY to do all things reasonably necessary to complete corporate and securities transactions with CLIENT'S consent (other than in connection with capital raising transactions) and agrees to retain ATTORNEY for the services rendered on the following terms and conditions:

  a. On the basis of the time expended by ATTORNEY, hourly rates are $200 per hour for projects billed on an hourly basis. Such fees and costs will be billed on a monthly basis.

  b. Legal fees for the S-8 Registration and services related thereto shall consist of 6,000 shares of common stock of Triangle Imaging Group, Inc. and are earned as of the date hereof. All referenced shares shall be registered pursuant to a Registration Statement on Form S-8.

  c. CLIENT shall also be responsible for costs incurred including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications. Advanced costs that are not expended during the course of the representation are to be returned to the client at the conclusion of the representation, unless ATTORNEY and CLIENT agree otherwise in writing.

         2. CLIENT understands and agrees that ATTORNEY has made no guarantee regarding the successful outcome or termination of the engagement and all expressions pertaining thereto are matters of opinion. Should it be necessary to institute legal proceedings for the collection of any part of the ATTORNEY'S compensation or costs as set forth above, then CLIENT agrees to pay all court costs and reasonable attorneys fees with regard to the collection of same.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:

Law Offices of
Richard P. Greene, P.A.                     TRIANGLE IMAGING GROUP, INC.

By:      /s/ Richard P. Greene     By:     /s/ Vito Bellezza
             ATTORNEY                          Vito Bellezza, President and CEO



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